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Fiesta Restaurant Group, Inc.

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1 www.frgi.com Investor Presentation May / June 2017

2 www.frgi.com Legal Disclaimers Forward - Looking Statements Except for the historical information contained in this presentation, the matters addressed are forward - looking statements . Forward - looking statements, written, oral or otherwise made, represent the expectation or belief of Fiesta Restaurant Group, Inc . (“Fiesta” or “the Company”) concerning future events . Without limiting the foregoing, these statements are often identified by the words “may,” “might,” “believes,” “thinks,” “anticipates,” “plans,” “expects,” “intends” or similar expressions . In addition, expressions of Fiesta’s strategies, intentions or plans are also forward - looking statements . Such statements reflect management’s current views with respect to future events and are subject to risks and uncertainties, both known and unknown . You are cautioned not to place undue reliance on these forward - looking statements as there are important factors that could cause actual results to differ materially from those in forward - looking statements, many of which are beyond Fiesta’s control . Investors are referred to the full discussion of risks and uncertainties as included in Fiesta’s filings with the U . S . Securities and Exchange Commission (the “SEC”) . Important Additional Information The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with the Company’s 2017 Annual Meeting of Stockholders . The Company has filed a proxy statement and white proxy card with the SEC in connection with such solicitation . STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION . Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, are set forth in the definitive proxy statement and other materials filed with the SEC in connection with the 2017 Annual Meeting of Stockholders . Stockholders may obtain the proxy statement, any amendments or supplements to the proxy statement, and any other documents filed by the Company with the SEC at no charge at the SEC’s website at www . sec . gov . These documents are also available at no charge at the Company’s website at www . frgi . com in the section “Investor Relations . ”

3 www.frgi.com Executive Overview ▪ Fiesta is a leading restaurant company comprised of two prominent brands with strong long - term performance ▪ Fiesta’s Board has proactively taken bold steps to address recent underperformance ˗ Suspended expansion of Pollo Tropical into Texas ˗ Conducted reviews of strategic alternatives, including the possible sale of the Company ˗ Replaced prior CEO with industry veteran Richard Stockinger ˗ Added three Board members with restaurant operating experience ▪ Fiesta has the right Board and CEO to drive shareholder value ▪ Newly announced Renewal Plan is generating positive momentum ˗ Revitalizing the Fiesta brands in core markets ˗ Improving capital and financial discipline ˗ Establishing platforms for long - term growth ˗ Optimizing restaurant footprint ▪ Fiesta’s experienced director nominees are superior to the Dissident nominees, both of whom have significant flaws ˗ Fiesta’s Board interviewed and extensively reviewed the two Dissident nominees

4 www.frgi.com Fiesta Operates Two Differentiated Brands with Proven Value Propositions ▪ A 38 year old brand originating in San Antonio ▪ 174 restaurants, primarily in Texas, grown from 161 stores in Q1 2011 ▪ Broad, authentic Mexican product offerings − Margaritas and beer, fresh tortillas made daily and self - service, made from scratch salsa bar ▪ Average check of ~ $9 ▪ A 28 year old brand originating in South Florida ▪ 184 3 restaurants, primarily in Florida, grown from 119 stores in Q1 2011 ▪ Fresh, grilled bone - in chicken marinated with tropical fruit juices and spices, rice and beans, fried yucca, sweet potatoes and self - service saucing island ▪ Average check of ~ $10 to $11 2017 2014 : Pollo Tropical Expansion 2000 : Carrols acquires Taco Cabana 2006 : Carrols IPO 2012 : Fiesta Spin - Off 2016 : CEO Transition and Scaleback 2017 : CEO Appointment and Renewal Plan 1998 : Carrols acquires Pollo Tropical Corporate Timeline Market Capitalization 1 $634 M FY’16 Revenues $712 M FY’16 Adjusted EBITDA 2 $92.8 M # Restaurants (Total) 3 358 # Restaurants (Owned) 3 317 1 S&P Capital IQ as of May 22, 2017 2 Adjusted EBITDA is a non - GAAP metric, see slide 38 for reconciliation 3 Excludes 30 restaurants that were closed on April 24, 2017 Fiesta Restaurant Group

5 www.frgi.com $ 2. 4 $ 2. 7 $ 1.9 $ 1 . 1 $ 1 . 5 $ 1 . 9 $ 1 .0 $ 1 . 2 12.8% 16.7% 19.7% 18.1% 18.8% 12.8% 20.0% 22.6% $ 1.9 $ 1.9 $ 4.9 21.0% 20.5% 28.3% Average Annual Sales per Store at Company - Owned Restaurants Pollo Tropical and Taco Cabana Have Strong Underlying Economics 1 Restaurant - Level Adjusted EBITDA 2 as a % of Restaurant Sales Strong Restaurant - Level Fundamentals are a Foundation to Drive V alue 1 Peers represent relevant competitors from peer group and fast casual restaurant sector, data represents FY’16 2 Restaurant - Level Adjusted EBITDA is a non - GAAP metric, see s lide 38 in the appendix for reconciliation

6 www.frgi.com Fiesta Demonstrated Strong Performance From Spin - Off to 2015 Spin - Off 2 – Q3 2015 Cumulative TSR Fiesta TSR = 263.0% Proxy Peers TSR 3 = 45.8% Russell 2000 TSR = 41.0% 1 Knapp Track Casual Dining annual numbers represent simple average of quarterly numbers 2 Spin - off occurred April 26, 2012 3 Proxy peers (does not include Popeye's or Krispy Kreme, as these companies are private): Buffalo Wild Wings, Red Robin Gourmet Burgers, Panera Bread Company, Cracker Barrel Old Country Store, The Cheese Factory, BJ’s Restaurants, Potbelly Corporation, Texas Roadhouse, Noodles & Company, El Pollo Loco Holdings, Bravo Brio Restaurant Group, Chuy’s Holdings; Graph represents market weighted average TSR 9.9% 8.1% 5.9% 6.6% 3.8% 1.5% 0.5% (1.4%) (0.2%) 1.0% (2.0%) 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 2011 2012 2013 2014 2015 Pollo Tropical Knapp Track Casual Dining Index 2011 – 2015 Annualized Same Store Sales Pollo Tropical vs. Knapp Track Casual Dining Index 1 3.7% 4.7% 0.5% 3.3% 4.4% 1.5% 0.5% (1.4%) (0.2%) 1.0% (2.0%) (1.0%) 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 2011 2012 2013 2014 2015 Taco Cabana Knapp Track Casual Dining Index Taco Cabana vs. Knapp Track Casual Dining Index 1 -50.0% 50.0% 150.0% 250.0% 350.0% 450.0% Total Shareholder Return

7 www.frgi.com Pollo Tropical Expansion Plan Was Supported by Thorough Analysis 100 110 120 130 140 150 160 170 180 190 200 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50% Q1 2011 Q2 2011 Q3 2011 Q4 2011 Q1 2012 Q2 2012 Q3 2012 Q4 2012 Q1 2013 Q2 2013 Q3 2013 Q4 2013 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Store Count Same Store Sales Pollo Tropical Same Store Sales (LHS) Pollo Tropical Store Count (RHS) 2009 • Began testing elevated fast - casual concept at underperforming Pollo Tropical locations in Tampa and same - store sales experienced an immediate spike • The full Tampa and Orlando markets were gradually converted into the elevated concept and same - store sales increased more than 32 % over a four year period • Commissioned a three phased study with outside consultant to explore expanding beyond core market of South Florida Q4 2010 – Q1 2014 • Conducted pilot tests in successive markets of Jacksonville, Atlanta, Nashville and Dallas, which experienced promising results • Commissioned focus groups and additional market research to identify new expansion market opportunities and understand differences among new markets and the South Florida market Q2 2014 – Q4 2014 Conducted initial rollout of 9 new restaurants in Texas market and laid groundwork for greater expansion Q1 2015 – Q4 2015 Launched expansion of Pollo Tropical into new markets

8 www.frgi.com Industry and Business Have Faced Recent Challenges Significant Industry - Wide Headwinds Knapp Track Fast Casual 1 & Casual Dining Same Store Sales 2014 – 2016 Annualized Same Store Sales 2014 2015 2016 (4.0%) (3.0%) (2.0%) (1.0%) 0.0% 1.0% 2.0% 3.0% Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Same Store Sales Casual Dining Index Fast Casual Dining Index 6.6% 3.8% (1.6%) (0.2%) 1.0% (1.6%) (4.0%) (2.0%) 0.0% 2.0% 4.0% 6.0% 8.0% 2014 2015 2016 Pollo Tropical Knapp Track Casual Dining Index Pollo Tropical vs. Knapp Track Casual Dining Index 2 3.3% 4.4% (2.5%) (0.2%) 1.0% (1.6%) (3.0%) (2.0%) (1.0%) 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 2014 2015 2016 Taco Cabana Knapp Track Casual Dining Index Taco Cabana vs. Knapp Track Casual Dining Index 2 1 Knapp Track Fast Casual Dining data is not available prior to Q1 2014 2 Knapp Track Casual Dining annual numbers represent average of quarterly numbers

9 www.frgi.com Long - Term Performance Comparable to Peers and Market Despite Recent Challenges Cumulative TSR: Spin - Off – Present 1 Proxy peers (does not include Popeye's or Krispy Kreme, as these companies are private): Buffalo Wild Wings, Red Robin Gourmet Burgers, Panera Bread Company, Cracker Barrel Old Country Store, The Cheese Factory, BJ’s Restaurants, Potbelly Corporation, Texas Roadhouse, Noodles & Company, El Pollo Loco Holdings, Bravo Brio Restaurant Group, Chuy’s Holdings; Graph represents market weighted average TSR Source: Capital IQ as of May 18, 2017 -10.0% 40.0% 90.0% 140.0% 190.0% 240.0% 290.0% 340.0% 390.0% 440.0% Total Shareholder Return Fiesta Proxy Peers 1 Russell 2000 Since Spin 80.8% 73.9% 78.5% 5 - Year 88.0% 84.0% 90.9% 3 - Year (39.2%) 43.4% 27.4% 1 - Year (5.2%) 23.0% 26.1% Fiesta TSR exceeded proxy peers and Russell 2000 97% of the time since its spin - off

10 www.frgi.com Business Challenges Impacted the Pollo Tropical Expansion Pollo Tropical Store Count vs. Same Store Sales 125 135 145 155 165 175 185 195 205 215 225 -5.0% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% 40.0% Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Store Count Same Store Sales Pollo Tropical Same Store Sales (LHS) Pollo Tropical Store Count (RHS) Fiesta announces suspension of expansion in Q3 2016

11

# Board Took Proactive Steps to Address Business Challenges

## Significant Board Processes

**October 2015**
- CEO proposed potential spin-off of Taco Cabana

**November – December 2015**
- Formed Special Committee and engaged financial and legal advisors to evaluate strategic alternatives for Taco Cabana

**February 2016**
- Board approved possible spin-off of Taco Cabana

**May – August 2016**
- Discussions among directors and with then CEO, Timothy Taft, regarding potential retirement

**August 2016**
- Formed Special Committee to search for replacement of Timothy Taft

**October 2016**
- Formed Special Committee to review strategic alternatives for entire Company

**February 2017**
- Board suspended the review of strategic alternatives for the Company

**2015** — **2016** — **2017**

August 2016
Dissident group had first discussion with Fiesta management[9]

## Public Announcements

**24-Feb-2016**
- Announced intent to explore a tax-efficient spin-off of Taco Cabana[1] in late 2017 or early 2018

**25-Aug-2016**
- Announced Timothy Taft would retire at year end[2]

**September – October**
- Appointed Danny Meisenheimer interim CEO
- Accelerated Retirement of Timothy Taft to September 30, 2016
- Halted spin-off of Taco Cabana
- Suspended Pollo Tropical expansion[3]
- Announced closing of 10 Pollo Tropical restaurants[4]

**27-Feb-2017**
- Appointed Richard Stockinger as CEO and President[5]
- Named Stacey Rauch as Chair of the Board[5]
- Appointed Paul Twohig to the Board[5]

**April – May 2017**
- Announced Renewal Plan and the closure of an additional 30 Pollo Tropical restaurants[6]
- Appointed two new directors to the Board: Richard C. Stockinger, and Nick Shepherd[7]
- Announced ~$7.5 million of Annualized G&A Savings[8]

[1] *See Fiesta Press Release dated February 24, 2016*
[2] *See Fiesta Press Release dated August 25, 2016*
[3] *See Fiesta Press Release dated September 27, 2016*
[4] *See Fiesta Press Release dated October 24, 2016*
[5] *See Fiesta Press Release dated February 27, 2017*
[6] *See Fiesta Press Release dated April 24, 2017*
[7] *See Fiesta Press Release dated May 1, 2017*
[8] *See Fiesta Press Release dated May 17, 2017*
[9] *See JCP Investment Management Definitive Proxy Statement dated May 1, 2017*

www.frgi.com

FIESTA RESTAURANT GROUP, INC.

12 www.frgi.com Board Hired Veteran Restaurant Executive to Lead Fiesta Forward ▪ CEO and President of Fiesta Restaurant Group since February 2017 ▪ Brings nearly 30 years of highly relevant senior leadership experience in the restaurant industry, including successfully designing and implementing a strategic renewal plan that drove long - term value creation and realization as CEO of Benihana ▪ President and CEO of Benihana and a member of the board from 2009 - 2014 − During his tenure at Benihana, Rich’s renewal plan drove a ~600% increase in the company’s stock price in three years ▪ More than two decades at The Patina Restaurant Group and its predecessor Restaurant Associates including as President and as a member of the board from 2003 - 2008 ▪ Rich served as a consultant to Bruckmann, Rosser, Sherrill & Co., a private equity firm, from 2014 to 2017, and Not Your Average Joes, a private restaurant company of which Stockinger was also a member of its board of directors Richard Stockinger Chief Executive Officer and President

13 www.frgi.com ▪ On February 9, 2009, Richard Stockinger was appointed as Chief Executive Officer of Benihana ▪ On August 20, 2009 , Stockinger announced the Benihana Teppanyaki Renewal Program ▪ Selected action steps: ˗ Reintroducing higher quality ingredients without raising prices ˗ Focusing effort to address deferred maintenance ˗ Retraining restaurant operations staff ˗ Reducing corporate headcount from 100 to 60 people $0 $2 $4 $6 $8 $10 $12 $14 $16 $18 Stock Price Stockinger Has a Proven Ability to Develop and Execute Restaurant Renewal Plans 1 From Benihana Investor Presentation on December 12, 2011 2 Capital IQ as of May 15, 2017 Stockinger’s Renewal Plan at Benihana Benihana’s ~600% Increase Over Stockinger’s Tenure 2 1 1

14 www.frgi.com Detailed Renewal Plan Expected to Revitalize the Fiesta Brands Improve Capital and Financial Discipline Establish Platforms for Long - Term Growth Revitalize the Fiesta Brands in Core Markets Optimize Restaurant Footprint 1 2 3 4

15 www.frgi.com Revitalize the Fiesta Brands in Core Markets 1 ▪ Refocus on core markets and suspend expansion in emerging markets ▪ Improve quality and freshness of ingredients across entire menu at both brands, incorporating more natural ingredients into menus ▪ Staff and manage restaurants to deliver the exceptional hospitality necessary to further build affinity and loyalty ▪ Implement high quality systems that improve the guest experience and operational efficiency, including state - of - the - art digital platforms ▪ Address deferred maintenance needs to bring restaurants up to a high quality standard Recent significant reduction in guest complaints at Pollo Tropical and deferred maintenance program in place

16 www.frgi.com Improve Capital and Financial Discipline 2 ▪ Review non - operating expenses and high cost areas such as benefits and insurance programs ▪ Update key performance indicators based on our new strategy and cost structures for both Taco Cabana and Pollo Tropical to drive organization - wide focus on improving operating and financial results ▪ Optimize labor to ensure a great, consistent guest experience ▪ Until the brand relaunch, slow down broadcast media spending, new restaurant development and remodeling ▪ Test pricing elasticity and analyze it by geography across the restaurant portfolio, informing how best to balance pricing while retaining a strong value proposition Already reduced G&A by approximately $ 7.5 million on an annualized basis

17 www.frgi.com Establish Platforms for Long - Term Growth 3 ▪ Enhance catering and delivery capabilities , utilizing digital platforms including online ordering ▪ Reformulate strategy to position each brand for successful future expansion outside of its core markets by leveraging a robust analytical process and deep industry expertise ▪ Maximize cash - on - cash returns by refining restaurant prototypes to appeal to our target audience and optimizing the restaurant footprint

18 www.frgi.com Optimize Restaurant Footprint 4 ▪ Monitor key regions on a periodic basis for tactical store location optimization ▪ Evaluate opportunities for store growth as the Renewal Plan gains traction ▪ Evaluate potential opportunities to franchise brands after revitalization of core markets and Renewal P lan proves successful Closed 30 underperforming Pollo Tropical locations, which contributed approximately $14.6 million of pre - tax operating losses in FY2016

# Well-Qualified, Committed Board Members Added in Recent Months

19

## Our Highly Qualified, Independent and Engaged Board Has the Right Skills to Guide Fiesta Through This Revitalization

★ 
**Barry J. Alperin**
Former Vice Chairman & COO, Hasbro, Inc.
*Committees: Audit, Corporate Governance & Nominating, Finance (Chair)*


Chair
**Stacey Rauch**
Director Emeritus, McKinsey & Company
*Committees: Compensation (Chair), Corporate Governance & Nominating*


CEO
**Richard C. Stockinger**
CEO, Fiesta Restaurant Group
*Committees: None*

★ 
**Stephen P. Elker**
Former Partner, KPMG
*Committees: Audit (Chair), Corporate Governance & Nominating*


**Nicholas Daraviras**
Managing Director, Leucadia National Corporation
*Committees: Corporate Governance & Nominating, Finance*


**Paul Twohig**
Former President, Dunkin Donuts (USA & Canada)
*Committees: Compensation, Corporate Governance & Nominating*

★ 
**Brian P. Friedman**
President, Leucadia National Corporation
*Committees: Compensation, Corporate Governance & Nominating*


**Jack A. Smith**
Former CEO, Sports Authority
*Committees: Audit, Compensation, Corporate Governance & Nominating (Chair)*


**Nicholas P. Shepherd**
Former President & CEO, TGI Friday's, Inc.
*Committees: None*

### 3 New Directors Added in 2017

**Richard C. Stockinger**
- Former President & CEO, Benihana, Inc. (2009 – 2014)
- Nearly two decades of experience as an operator, senior executive officer and director of several restaurant companies

**Paul Twohig**
- Former President, Dunkin Donuts (USA & Canada) (2009 – 2017)
- Former senior executive, Starbucks Corporation
- Over 30 years of experience as an operator and senior executive in the restaurant industry

**Nicholas P. Shepherd**
- Former CEO and President, TGI Friday's Inc. (2009 – 2015)
- Over 25 years of experience as an operator in the restaurant and retail industries

***All 3 new directors bring significant leadership, management, operational, financial, marketing, franchising, brand management and public company board experience to our Board***

www.frgi.com

*★ = Director up for election at 2017 annual meeting*

FIESTA RESTAURANT GROUP, INC.

20 www.frgi.com 3 3 6 6 6 7 7 8 8 Legal, Tax, and Regulatory Risk Management Mergers and Acquisitions Leadership Experience as CEO/COO/President Finance/Financial Industry General Management/Business Operations Corporate Governance Strategy Development Restaurant / Consumer Experience Director Skills and Experience Our Directors Have Highly Valuable and Relevant Skills and Experiences 89% Independent Directors 3 3 3 < 1 year 1 - 5 years 6 years With Balanced Director Tenure 1 Since spin - off 1

# 2017 Director Nominees Bring Complementary Experience to Our Board

21

| Director | Biography | Skills & Experience |
|---|---|---|
| <br>**Barry J. Alperin** | **Director Since:** 2012<br>**Committees:** Finance (Chair), Audit, Corporate Governance & Nominating<br>▪ Former Vice Chairman and Co-COO of Hasbro, Inc. (10+ years)<br>▪ Former Attorney (20+ years)<br>Outside Public Company Boards: Henry Schein, Inc. (1996 – present), The Hain Celestial Group (2004 – 2012) and Hasbro, Inc. (1985 – 1996) | ✓ Restaurant/Consumer Experience<br>✓ General Management & Business Operations<br>✓ Public Company Board Experience<br>✓ Finance/Finance Industry<br>✓ Mergers & Acquisitions<br>✓ Leadership Experience as COO<br>✓ Legal, Tax & Regulatory |
| <br>**Stephen P. Elker** | **Director Since:** 2012<br>**Committees:** Audit (Chair), Corporate Governance & Nominating<br>▪ Former Partner, KPMG (36+ years)<br>▪ Certified Public Accountant<br>Outside Public Company Boards: CNL Growth Properties, Inc. (2009 – present) | ✓ Strategy Development<br>✓ Finance/Finance Industry<br>✓ Risk Management<br>✓ Legal, Tax & Regulatory<br>✓ Extensive Accounting Experience |
| <br>**Brian P. Friedman** | **Director Since:** 2011<br>**Committees:** Compensation, Corporate Governance & Nominating<br>▪ President, Leucadia National Corporation (2013 – present)<br>▪ Executive Officer, Jefferies Group LLC (2005 – present)<br>▪ Former Head of Investment Banking, Furman Selz LLC (17+ years)<br>▪ Former Attorney at Wachtell, Lipton, Rosen & Katz LLP<br>Outside Public Company Boards: Leucadia National Corporation (2013 – present), HomeFed Corporation (2014 – present) and Carrols Restaurant Group, Inc. (2009 – 2012)<br>Other Related Boards: Invested in and served on six boards in the restaurant industry | ✓ Restaurant/Consumer Experience<br>✓ Strategy Development<br>✓ General Management & Business Operations<br>✓ Public Company Board Experience<br>✓ Finance/Finance Industry<br>✓ Mergers & Acquisitions<br>✓ Leadership Experience as President<br>✓ Legal, Tax & Regulatory |

www.frgi.com

FIESTA RESTAURANT GROUP, INC.

22 www.frgi.com Committed to Strong Governance and Compensation Practices x 99.7% support for director elections at 2016 annual meeting x Dedicated directors: since spin - off in 2012, all directors have attended 100% of Board meetings x 8 of 9 directors are independent x Strong independent chair presides over Board x Focus on Board refreshment ˗ 3 new directors added in 2017 ˗ Low average tenure: ~3 years x No shareholder rights plan x Proposed introduction of majority vote standard x 99.8% say - on - pay support at 2016 annual meeting x Alignment of pay with performance x 72% of executive pay is “at risk” x Executive and director minimum stock ownership requirements x Robust clawback policy x Anti - hedging and anti - pledging policies x No single - trigger change - of - control agreements x Utilize an independent compensation consultant Board Governance Compensation Governance

# The Dissident Group's Claims are Unfounded or Have Been Addressed

23

| Dissident Claims | Actions Taken/Facts |
|---|---|
| **Board has not been proactive** | **Board took proactive and decisive action**<br>✓ Began discussions with our former CEO, Timothy Taft, about his retirement before the Dissidents made contact; executed a CEO transition<br>✓ Closed non-performing stores, reversed decision to spin off Taco Cabana when confronted with deteriorating business and industry conditions, and conducted a review of strategic alternatives, including a sale of the Company<br>✓ Hired Richard Stockinger, former CEO of Benihana, who set forth a Renewal Plan within 60 days of his hiring<br>✓ Added 3 directors with restaurant operating experience |
| **Board needs additional restaurant experience** | **In addition to CEO, appointed two directors to the Board with significant restaurant operating experience**<br>✓ Nicholas Shepherd: Over 25 years of extensive restaurant and retail experience; most recently President and Chief Executive Officer of TGI Friday's<br>✓ Paul Twohig: Extensive operating experience with highly successful and growing restaurant brands; President, Dunkin' Donuts U.S. and Canada until March 2017<br>*"[W]e welcome the appointment of Mr. Twohig to the Board, who we believe is independent and brings considerable industry expertise" – Dissident Nominee James C. Pappas (April 17, 2017 letter to Fiesta Board)* |
| **Company lacks a strategic plan** | **New CEO announced a Renewal Plan within 60 days of hiring, and Fiesta is executing on it**<br>✓ Announced Renewal Plan with four priority initiatives<br>✓ Renewal Plan is akin to actions taken by CEO Stockinger in the turnaround of Benihana, which resulted in TSR increase of ~600%<br>✓ Additional management and Board distractions are not helpful when executing a turnaround |

www.frgi.com

FIESTA RESTAURANT GROUP, INC.

# The Dissident Group's Claims are Unfounded or Have Been Addressed *(Cont'd)*

24

| Dissident Claims | Actions Taken/Facts |
|---|---|
| **No plan to reduce G&A and achieve operating leverage** | **Executing on cost reduction initiatives**<br>✓ Closed 10 Pollo Tropical restaurants in the Fall of 2016 and 30 Pollo Tropical restaurants in the spring of 2017, which collectively accounted for approximately $20mm of pre-tax operating losses in FY 2016<br>✓ Executed downsizing program, reducing G&A by an additional ~$7.5mm on an annualized basis |
| **Lack of permanent CEO** | **Appointed as CEO Richard C. Stockinger, an accomplished industry executive**<br>✓ Danny Meisenheimer, former COO of Pollo Tropical, served as interim CEO and President (9/27/16 – 2/27/17)<br>✓ Board immediately appointed a Special Committee to search for a seasoned restaurant executive to fill the CEO position with the assistance of Heidrick & Struggles |
| **Improper Jefferies influence** | **Board consists of independent directors, including 3 new directors added in 2017**<br>✓ Brian Friedman and Nicholas Daraviras are senior leaders at Leucadia and are strong directors whom Fiesta wanted to remain due to their experience as directors and investors in the restaurant industry<br>✓ Barry Alperin is not employed by Jefferies<br>– Barry was appointed to the Jefferies Board after he joined the Fiesta Board; Fiesta benefits from his relevant and sought after expertise<br>✓ As a result of an extensive refreshment process, 3 additional Board members were added in 2017<br>✓ CEO is the only insider on the Fiesta Board |

www.frgi.com

FIESTA RESTAURANT GROUP, INC.

25 www.frgi.com The Board Attempted to Reach an Amicable Resolution James C. Pappas JCP Investment Joshua E. Schechter Bradley L. Radoff BLR Partners/Fondren Thomas Purcell Lake Trail Summary of the Settlement Attempts ▪ The Board engaged with the Dissident Group over the course of 9 months ▪ The Company thoroughly evaluated all of the Dissident Group’s director candidates and interviewed Mr. Pappas and Mr. Morlock in person multiple times in Florida and New York ▪ The Board extended several settlement offers . The last settlement offer included the following: ˗ 1 Board seat for Mr. Pappas ˗ Appointment of an additional, independent director to be identified by the Corporate Governance & Nominating Committee ˗ Expense reimbursement ▪ The negotiations were particularly difficult because the Dissident Group did not have a clear leader or position . Rather, the Board negotiated with 4 different spokespersons of the Dissident Group whom each has different views and demands ▪ During our last outreach on May 4, the Dissident Group demanded : ˗ Board seats for both Mr. Pappas and Mr. Morlock ˗ Removal of two current directors from the Board ▪ Despite multiple requests, Mr. Pappas never provided the Board with assurances that the audit issues at Jamba Juice are not pertinent to the Board’s consideration of his candidacy 4 Spokespersons

26 www.frgi.com James Pappas ▪ Most Recent Activist Plan Resulted in Shareholder Value Destruction and a Material Weakness in Internal Controls − In 2+ years, Jamba’s stock price cut in half − Pappas’ plan contributed to a material weakness in internal controls, with Pappas on the audit c ommittee ▪ No Plan − Pappas has not offered any plan, nor any ideas that are additive to Fiesta’s plan ▪ Interests are Not Aligned With All Stockholders − Significant connections to restaurants in similar geographic areas as Fiesta, including Pappas Restaurants, Luby’s, Kona Grill, and Jamba ▪ Conflicting Time Commitments − In addition to running a hedge fund, Pappas sits on 3 other public company boards, including one audit committee addressing a material weakness ▪ Other Potential Concerns − In his last proxy contest, Pappas withdrew his slate 48 hours before the annual meeting but did not submit the proxies he had previously received, disenfranchising shareholders − Pappas’ prior record of alcohol - related criminal offenses (DUI, providing alcohol to a minor) could present an issue for acquiring liquor licenses in new markets The Board Does Not Believe James Pappas Will Serve Shareholders Well xxx ▪ Pappas was appointed to the Jamba board in January 2015, including the audit committee ▪ Pappas’ plan included changes in the company business model, key personnel and cost reduction ▪ Jamba did not have the proper accounting controls in place for these initiatives ▪ The result: “The Company underwent significant changes in business model, leadership, key personnel, and relocation of corporate office in 2016…The Company anticipates that it will disclose a material weakness in internal control over financial reporting in its Annual Report on Form 10 - K for its fiscal year ended January 3, 2017 due to ineffective risk assessment of the risks of material misstatement in financial reporting” History at Jamba Form NT 10 - Q Notification of Late Filing

27 www.frgi.com $0.00 $2.00 $4.00 $6.00 $8.00 $10.00 $12.00 $14.00 $16.00 $18.00 Stock Price Pappas’ Plan at Jamba Destroyed Shareholder Value and Contributed to a Material Weakness in Internal Controls 4 - Aug - 2016 Q2 Earnings: Miss 4 - Nov - 2016 Q3 Earnings: Miss 13 - Jan - 2017 Files Form 8 - K announcing departure of SVP U.S. Operations 05 - May - 2016 Q1 Earnings: Miss 14 - Mar - 2016 Q4 Earnings: Miss 22 - Jan - 2016 Jamba announces Dave Pace as new CEO 09 - Nov - 2015 Q3 Earnings: Miss 06 - Aug - 2015 Q2 Earnings: Miss 7 - May - 2015 Q1 Earnings: Miss 20 - Mar - 2017 Announced delayed Form 10 - K filing due to transition issues stemming from the relocation of its corporate headquarters 12 - Jan - 2015 James Pappas joins the board and audit / nom & g ov c ommittees as an activist director Q2 2016 Relocates corporate headquarters without robust transition plan Source: Capital IQ as of 5/18/17, earnings misses are relative to Capital IQ consensus estimates 15 - May - 2017 Announced delayed Form 10 - K and 10 - Q filings and material weakness

28 www.frgi.com Unclear Whether Pappas Has Incentive or Time to Put Fiesta First Pappas family funded JCP and James Pappas has an interest in the family business 1 JCP has interests in public companies with restaurant brands in Fiesta’s core markets 1 Based on publicly available documents, James Pappas appears to have an interest in certain entities related to the Pappas family business 2 Source: www.pappas.com 3 Source: Luby’s Form 10 - K for the fiscal year ended August 31, 2016 (filed on November 23, 2016 ) Kona Grill (NASDAQ: KONA) JCP is seeking to build a nearly 30% stake ▪ On April 26, JCP initiated a campaign against Kona Grill by demanding a waiver of Kona’s poison pill to acquire a 29.9% stake – which Kona Grill rejected on May 8 ▪ Mr. Pappas’ proposed investment in Kona Grill would be the largest investment in JCP’s portfolio ▪ Kona Grill has restaurants in Texas and Florida, Fiesta’s core markets Luby’s (NYSE: LUB) The Pappas family controls the company’s 3 restaurant brands ▪ Mr. Pappas’ father is the CEO of Luby’s , various relatives hold positions at the company and his family owns a ~35% stake in the company ▪ Luby’s operates 174 restaurants under the brands Luby’s, Fuddruckers and Cheeseburger in Paradise, with 126 being located in Fiesta’s core markets in Texas 3 Pappas Restaurants The Pappas family owns 9 restaurant brands ▪ Operated by Mr. Pappas’ father and uncle , Pappas Restaurants is a private company with more than 100 restaurants 2 ▪ The vast majority of the company’s 9 restaurant brands are located in Fiesta’s core markets in Texas (including Mexican restaurant brand “ Pappasitos Cantina” ) Jamba Juice (NASDAQ: JMBA) James Pappas is a board member and JCP is a top 10 shareholder ▪ JCP is a top 10 shareholder of Jamba Juice and James Pappas sits on the board and audit committee ▪ The company recently reported a “material weakness in internal control,” which likely will require many additional audit committee meetings ▪ Jamba Juice is a restaurant brand with over 800 locations , including in Fiesta’s core markets in Texas and Florida

# John Morlock's Election Will Not Increase Shareholder Value

29

## John Morlock

- **Consistent History of Destroying Shareholder Value**
- **Less Experience Than Current Directors**
  - No public company board experience
  - More limited operating experience than any of the 3 directors recently added to Fiesta's Board
- **Unprepared for Board Interview**
  - Had not reviewed Fiesta's basic public filings such as Form 10-K
  - Indicated he viewed a seat on Fiesta's Board as a "learning experience"
  - During his interviews, Morlock said he knew nothing about Taco Cabana and had only visited one 10 years ago

## Shareholder Value Destruction

**Potbelly Sandwich Shop**

**COO (2002 – 2015)**

- Negative 55% TSR at Potbelly from IPO until Morlock's resignation in 2016
- Role was reduced from COO position at Potbelly in 2015[1]

**SpinCycle Coin Laundry** — **2003 DISTRESSED SALE**

**Interim CEO (2000 – 2002)**

- Dissidents claim he "led a successful turnaround" of SpinCycle
- In 2003, the company went bankrupt and was sold for 25 cents on the dollar

**Clubhouse International** — **2001 BANKRUPTCY**

**President/CEO (1998 – 2001)**

- The company was sold in a Section 363 transaction, a sale out of bankruptcy

**Boston Rotisserie Chicken** — **1998 BANKRUPTCY**

**Vice President of Operations – West Coast (1998)**

- Covering its 1998 bankruptcy, the LA Times states that "*Five years after going public in one of the most frenzied stock offerings Wall Street has ever seen, Boston Chicken Inc. filed for Chapter 11 bankruptcy protection*"[2]

[1] Potbelly Press Release (May 1st 2015)
[2] LA Times: "Boston Chicken Files for Bankruptcy Protection" (October 6th 1998)

www.frgi.com

FIESTA RESTAURANT GROUP, INC.

# Morlock's "Successful Turnaround" at SpinCycle is Misrepresented

30

- The Dissident Group claims that "*From 2001 to 2002, Mr. Morlock served as the Chief Executive Officer of SpinCycle, Inc., where he led a* ***successful turnaround*** *of a chain of coin laundries*"[1]
- These are the facts:
  - **January 2001**: Morlock named interim CEO of SpinCycle
  - **2001**: SpinCycle announces that it would likely face bankruptcy and conducts a reorganization
  - **2002:** Morlock leaves SpinCycle
  - **August 2003**: SpinCycle goes bankrupt and PWS, Inc. acquires the company in a **distressed sale**. While the terms are confidential, the Los Angeles Times interviewed members of the PWS management team *(see excerpt to the right)*
- We could find **no mention** of SpinCycle in any regulatory filings of Morlock, including in Potbelly's IPO filings, until Pappas **promoted him as a "turnaround expert"** for the Fiesta Board

**Los Angeles Times**

**June 07, 2004 | Michael Hiltzik**

This was proven by the absurd history of a company called SpinCycle… The company raised more than $150 million in cash and junk-bond debt, leased lavish headquarters space in Scottsdale, Ariz., and assembled a management staff of 1,000.

"***These guys didn't understand the laundry business,***" Pollack [Co-President of PWS, Inc.] says. "***They felt … every retail business is like any other.*** *They were racing to create enough revenues to support all this overhead.*"

SpinCycle grew to about 200 stores before going bankrupt. **PWS acquired the wreckage in 2003 for about 25 cents on the dollar…**

Source: http://articles.latimes.com/2004/jun/07/business/fi-golden7

[1] *Source: Dissident Group Proxy Statement*

www.frgi.com

FIESTA RESTAURANT GROUP, INC.

31

# Dissident Nominees Would Not Adequately Replace Existing Skill Sets

| Skills & Experience | ✓ Brian P. Friedman | ✗ James C. Pappas |
|---|---|---|
| Restaurant & Consumer Industry Experience | ▪ Over last 20 years has served as director of restaurant companies including Restaurant Associates, California Pizza Kitchen, Au Bon Pain, RealMex, Carrols Restaurant Group, and Fiesta<br>▪ Private equity funds managed by Mr. Friedman invested a total of $66 million in these companies and realized $341 million in proceeds | ▪ Only experience as director of restaurant companies was Morgan's Foods ($20 million market cap) and Jamba (negative ~50% TSR) |
| Public Company Board Experience | ▪ Over 30 years of experience on numerous public company boards<br>▪ Currently sits on the boards of Leucadia ($9 billion market cap) and HomeFed ($700 million market cap) | ▪ 5 years of experience on a handful of boards of small cap companies<br>▪ Currently sits on the boards of Jamba ($115 million market cap; negative ~50% TSR; material weakness in internal controls), Tandy Leather ($79 million market cap) and U.S. Geothermal ($75 million market cap) |
| Finance | ▪ Executive Officer and Board member of Jefferies Group since 2005 and former Head of Investment Banking, Furman Selz | ▪ Less than 3 years of investment banking experience with 2 different firms as a junior level investment banking analyst |
| Executive Leadership Experience | ▪ President of Leucadia National Corporation<br>▪ Executive Officer of Jefferies Group | ▪ None |
| Legal, Tax, and Regulatory | ▪ Corporate/securities attorney at Wachtell Lipton Rosen & Katz; C.P.A. | ▪ None |

| Skills & Experience | ✓ Barry J. Alperin | ✗ John B. Morlock |
|---|---|---|
| Restaurant & Consumer Industry Experience | ▪ Over a decade as a leader of Hasbro, one of the largest multinational toy makers in the world<br>▪ Director of Fiesta since 2012 | ▪ Experience in the restaurant industry at Sbarro (private company), Potbelly (negative ~55% TSR) and Boston Chicken (which went bankrupt) |
| Public Company Board Experience | ▪ Over 20 years of public company board experience<br>▪ Currently sits on the board of Henry Schein, a $15 billion market cap distribution company | ▪ None |
| Finance | ▪ Board member of Jefferies Group – serves on its audit, compensation, and governance committees | ▪ None |
| Executive Leadership Experience | ▪ Former Vice Chairman and COO of Hasbro | ▪ COO of Sbarro and Potbelly (negative ~55% TSR)<br>▪ Interim CEO of SpinCycle (distressed sale)<br>▪ President of Clubhouse International (went bankrupt) |
| Legal, Tax, and Regulatory | ▪ 20+ years experience practicing corporate law in matters related to mergers & acquisitions, financial transactions, compensation issues and securities law matters | ▪ None |

FIESTA RESTAURANT GROUP, INC.

32

# Our Directors Have the Right Skills to Oversee Execution of Turnaround

Annual Meeting of Shareholders
June 7, 2017

*Vote FOR*

- ☑ Barry J. Alperin
- ☑ Stephen P. Elker
- ☑ Brian P. Friedman

## Barry J. Alperin

- ✓ Over a decade as a leader of Hasbro, one of the largest toy makers in the world
- ✓ Over 20 years of public company board experience; currently sits on the board of Henry Schein, a $15 billion market cap distribution company, where he is the chair of the compensation committee and serves on the audit and nom/gov committees

## Stephen P. Elker

- ✓ 36 years of experience with KPMG LLP
- ✓ Currently sits on board of public company CNL Growth Properties, Inc.

## Brian P. Friedman

- ✓ President of Leucadia National, a $9 billion public company
- ✓ Over last 20 years served as director of Restaurant Associates, California Pizza Kitchen, Au Bon Pain, RealMex, Carrols Restaurant Group and Fiesta
  - Private equity funds managed by Mr. Friedman invested a total of $66 million in these companies and realized $341 million in proceeds, or over five times cost
  - Leucadia owns over 1,000,000 shares of Fiesta and Mr. Friedman and his family own a further 60,000 shares

www.frgi.com

33 www.frgi.com Conclusion WE ENCOURAGE YOU TO SUPPORT ALL OF FIESTA’S HIGHLY QUALIFIED DIRECTOR NOMINEES ON THE WHITE PROXY CARD Fiesta is on the Right Path and h as the Right Board and Management Team to Drive Shareholder Value

34 www.frgi.com Appendix

# Other Aspects of Dissident's Analyses are Flawed

35

| Dissident Claim | Fact |
| --- | --- |
| **Dallas was a Poor Choice for a Headquarters** | **Adding Dallas as a corporate center was the right strategic decision**<br>✓ Dallas has the most restaurant management talent of any city in the US and was central to our expansion plan<br>✓ Access to talent was critically important to helping us move away from outsourcing under our Transition Services Agreement with Carrols<br>✓ Opening a Dallas headquarters was lower cost than expanding in Miami<br>✓ In addition to these strategic considerations, we were purposefully cost conscious in the selection of our offices in Dallas<br>✓ Jamba, on whose Board Mr. Pappas sits, recently moved its HQ to the Dallas area to access the deep talent pool |
| **Renewal Plan Lacks Specifics** | **Specific details have been, and will be, provided as soon as they can be made public**<br>✓ Provided additional detail on key elements of the Renewal Plan during our 1st quarter earnings call in order to provide more insight into the roadmap<br>✓ Benihana serves as an instructive case study with regard to the Renewal Plan playbook<br>✓ Closed 30 Pollo Tropical Restaurants which accounted for $14.6mm of pre-tax operating losses in 2016<br>✓ We will reduce G&A expenses by ~$7.5M on an annualized basis |
| **Underdeveloped Franchise Program** | **Franchising is appropriately utilized by Fiesta at the present time**<br>✓ **Core Market:** In core markets, franchising was simply not necessary to facilitate growth<br>✓ **Emerging Markets:** Before franchisees will sign up in a new market, the restaurant needs to have demonstrated success in the new market. If the expansion had been successful, we would have had demonstrable proof points to potentially leverage into franchisee agreements<br>✓ Franchising is not off the table in the future. However, suggesting that we should be highly franchised at this point demonstrates a lack of understanding of our Company and the mechanics of franchising |

www.frgi.com

FIESTA RESTAURANT GROUP, INC.

36 www.frgi.com The Board Attempted to Reach an Amicable Resolution Aug. 2016 Sept. 2016 Oct. 2016 Nov. 2016 Dec. 2016 • On August 9, Fiesta’s management team speaks to James Pappas as part of ongoing shareholder engagement efforts , discussing topics relating to Fiesta’s governance and performance • On August 26, Mr. Pappas informs Fiesta that he is a member of a Dissident Group approaching a 5% stake in Fiesta’s stock • On September 7, members of Fiesta’s management team meet with Mr. Pappas • On September 19, the Dissident Group files its original Schedule 13D • On September 29, several members of the Board discuss a potential settlement proposal with Mr. Pappas and Bradley L. Radoff , another member of the Dissident Group • On September 30, the Dissident Group delivers a term sheet outlining a settlement proposal • On October 14, the Board sends Mr. Pappas a letter, declining the settlement proposed in the term sheet • However, in letter the Board invites the Dissident Group to submit names and resumes of director candidates for appointment to the Board • Board does not hear from Dissident Group from mid - October until mid - December • On December 20 , members of the Board speak with Mr. Pappas and Joshua E. Schechter , another member of the Dissident Group, by telephone regarding the Dissident Group’s demands • Only Mr. Pappas is discussed as a potential dissident nominee to the Board during this conversation

# The Board Attempted to Reach an Amicable Resolution *(Cont'd)*

37

**Jan. 2017**

- On January 26, the Dissident Group **delivers a nomination notice**, notifying Fiesta of their intent to nominate John Morlock, James Pappas, and Joshua Schechter to the Board at the 2017 annual meeting

**Feb. 2017**

- Throughout February, several members of Fiesta's management and Board discuss settlement options with the Dissident Group

**Mar. 2017**

- On March 12 and March 15, members of the board and management interview Mr. Morlock and Mr. Pappas as potential candidates for the Board in New York and Florida
- On March 20, the Board indicates to Mr. Pappas its **willingness to appoint Mr. Pappas as director** and to the corporate governance & nominating committee. The Board also **offers to add an additional industry expert to the Board** at a later date
- **On March 27, Mr. Pappas and Mr. Schechter introduce a new request**, now demanding that the Board remove an existing director
- Subsequently, Mr. Daraviras attempted to reach out to Mr. Pappas to continue negotiations, but **Mr. Pappas neither responds nor returns his call**

**Apr. 2017**

- On April 6, after the Dissident Group did not return Mr. Daraviras' call for two weeks, ***Thomas Purcell***, another member of the Dissident Group, contacts Mr. Daraviras to engage in another round of settlement discussions. Mr. Daraviras requests additional information on how the delayed filing disclosed by Jamba would impact Mr. Pappas's fitness as a nominee for the Board
- On April 11, Board agrees to **appoint Mr. Pappas and an additional, independent candidate as director to be identified by the corporate governance & nominating committee**, subject to a satisfactory explanation from Mr. Pappas of the audit issues at Jamba Juice, and to **pay a portion of the Dissident Group's fees** related to the proxy contest
- **On April 12, the Dissident Group issues a public letter to the Board, rejecting the settlement proposal.** The Dissidents announce their intent to **withdraw the nomination of Mr. Schechter**

**Current Status**

- Fiesta's Board has **attempted to constructively engage with 4 different spokespersons** of the Dissident Group through phone calls, in-person meetings and email correspondence over the course of 9 months
- The Board **thoroughly evaluated the Dissident Group's director candidates** as it does with all candidates: through a fair and open process
- The Dissident Group has **not put forth a consistent slate of director candidates** or a consistent list of demands
- In last conversation between counsel, Dissident counsel indicated the Dissident Group demanded 2 seats on the Board and the removal of 2 current directors
- Despite multiple requests, Mr. Pappas never provided the Board with assurances that the **audit issues at Jamba Juice** are not pertinent to the Board's considerations of his candidacy

FIESTA RESTAURANT GROUP, INC.

38 www.frgi.com GAAP to Non - GAAP Reconciliation (unaudited) Twelve months ended January 1, 2017 January 3, 2016 Net income $ 16,712 $ 38,536 Add: Depreciation and amortization 36,776 30,575 Impairment and other lease charges 25,644 2,382 Interest expense 2,171 1,889 Provision for income taxes 8,336 22,046 Stock - based compensation expense 3,283 4,293 Other expense (income), net (128) (679) Adjusted EBITDA: Pollo Tropical $ 55,535 $ 59,335 Taco Cabana 38,081 39,707 Fiesta (822) — Consolidated $ 92,794 $ 99,042 Add: Pre - opening costs 5,511 4,567 General and administrative (excluding stock - based compensation expense of $3,141, and $4,137, respectively) 52,943 50,384 Less: Franchise royalty revenue and fees 2,814 2,808 Restaurant - Level Adjusted EBITDA: Pollo Tropical $ 90,294 $ 90,374 Taco Cabana 58,140 60,811 Consolidated $ 148,434 $ 151,185 Adjusted EBITDA and Restaurant - Level Adjusted EBITDA are non - GAAP financial measures . Adjusted EBITDA is defined as earnings before interest, income taxes, depreciation and amortization, impairment and other lease charges, stock - based compensation expense and other income and expense . Adjusted EBITDA for each of our segments includes an allocation of general and administrative expenses associated with administrative support for executive management, information systems and certain accounting, legal, supply chain, human resources, development and other administrative functions . Restaurant - Level Adjusted EBITDA is defined as Adjusted EBITDA excluding franchise royalty revenues and fees, pre - opening costs and general and administrative expenses (including corporate - level general and administrative expenses) . Adjusted EBITDA for each of our segments is a measure of segment profit or loss used by our chief operating decision maker for purposes of allocating resources to our segments and assessing their performance . In addition, management believes that Adjusted EBITDA and Restaurant - Level Adjusted EBITDA, when viewed with our results of operations calculated in accordance with GAAP and our reconciliation of Restaurant - Level Adjusted EBITDA and Adjusted EBITDA to net income (i) provide useful information about our operating performance and period - over - period growth, (ii) provide additional information that is useful for evaluating the operating performance of our business, and (iii) permit investors to gain an understanding of the factors and trends affecting our ongoing earnings, from which capital investments are made and debt is serviced . However, such measures are not measures of financial performance or liquidity under GAAP and, accordingly, should not be considered as alternatives to net income or cash flow from operating activities as indicators of operating performance or liquidity . Also these measures may not be comparable to similarly titled captions of other companies .